                                                                 Exhibit 9(a)(3)
                                                                 ---------------

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                          FIRST MERCHANTS CORPORATION

   (Not Valid Unless Signed by an Eligible Institution and Not to be Used for
                             Signature Guarantees)

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    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
       EASTERN TIME, ON DECEMBER 17, 1999, UNLESS THE OFFER IS EXTENDED.
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     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of common stock, no par value (the "Shares"), of First Merchants Corporation, an Indiana corporation (the "Company"), are not immediately available; or (ii) the procedure for book-entry transfer set forth in the Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis; or (iii) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

                  To: WILMINGTON TRUST COMPANY, as Depositary

            By Mail:                        Facsimile Transmission:            By Hand or Overnight Mail/Courier:
       Rodney Square North              (For Eligible Institutions Only)            1105 North Market Street
    1100 North Market Street                     (302) 651-1079                           First Floor
   Wilmington, Delaware  19890                                                    Wilmington, Delaware  19890
Attn:  Corporate Trust Operations                                              Attn:  Corporate Trust Operations
                                          For Confirmation Telephone:
                                                 (302) 651-8869

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, at a price of $28.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, no par value, of the Company (the "Shares") specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

     PLEASE CALL THE INFORMATION AGENT FOR ASSISTANCE IN COMPLETING THIS FORM TOLL FREE AT (800) 223-2064.

Signature(s): _______________________________________________________________

Name(s) of
Record Holder(s): ____________________________________________________________
                          (Please type or print)
Certificates Nos.
(if available): ______________________________________________________________

Address(es): _________________________________________________________________

             _________________________________ Zip Code ______________________
Area Code and
Telephone No.: ____________________________

If Shares will be tendered by book-entry transfer, provide the following information:

Name of Tendering Institution: _________________________________________________

Account Number: ___________________________at The Depository Trust Company

Date: _____________________________________

                                    ODD LOTS

  To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record as of the close of business on November 15, 1999, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] was the beneficial or record owner of, as of the close of business on November 15, 1999, and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ]  is a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on November 15, 1999, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

                               DELIVERY GUARANTEE

                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union which has a membership in an approved Signature Guarantee Medallion Program (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three business days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: _________________________________________________________________

Address:      __________________________________________________________________


              ________________________________________ Zip Code_________________
Area Code and
Telephone No.:__________________________

                              AUTHORIZED SIGNATURE

Signature:    ________________________________________________________

Name:         ________________________________________________________
              (Please type or print)

Title:        ________________________________________________________

Date:         ______________________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. CERTIFICATES FOR SHARES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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